INTERLINE BRANDS, INC.

AMENDED AND RESTATED
2012 STOCK OPTION PLAN
(as amended through February 21, 2014)

1.	Purpose

The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract able persons to enter and remain in the employ of the Company and its Affiliates and to provide a means whereby employees and directors of the Company and its Affiliates can be granted awards with respect to Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and promoting an identity of interest between stockholders and these persons.

2.	Definitions

The following definitions shall be applicable throughout the Plan.

(a)“Affiliate” means (i) any entity that directly or indirectly is controlled by, controls or is under common control with the Company and (ii) to the extent provided by the Committee, any entity in which the Company has a significant equity interest.

(b)“Award” means a grant of Options, Restricted Stock or Restricted Stock Units pursuant to the provisions of this Plan.

(c)“Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(d)“Board” means the Board of Directors of the Company.

(e)“Cause” shall mean, (i) if a Participant is a party to an employment or a severance agreement with the Company or one of its Subsidiaries, the occurrence of any circumstances defined as “Cause” in such employment or severance agreement, or (ii) if a Participant is not a party to an employment or severance agreement with the Company or a Subsidiary, (A) the Participant’s indictment for, or conviction or entry of a plea of guilty or nolo contendere to (1) any felony or (2) any crime (whether or not a felony) involving moral turpitude, fraud, theft, breach of trust or other similar acts, whether of the United States or any state thereof or any similar foreign law to which the Participant may be subject, (B) the Participant’s being or having been engaged in conduct constituting breach of fiduciary duty, willful misconduct or negligence relating to the Company or any of its Subsidiaries or the performance of the Participant’s duties, (C) the Participant’s willful failure to (1) follow a reasonable and lawful directive of the Company, the Subsidiary at which he or she is employed or provides services, or the Board, or (2) comply with any written rules, regulations, policies or procedures of the Company or a Subsidiary at which he or he is employed or to which he or she provides services which, if not complied with, would reasonably be expected to have more than a de minimis adverse effect on the business or financial condition of the Company, or (D) the Participant’s deliberate and continued failure to perform his or her material duties to the Company or any of its Subsidiaries. Notwithstanding the foregoing, the events described in clauses (A) through (D) of this definition shall constitute Cause only if the Company or a Subsidiary provides the Participant with written notice within 30 days after the Company’s or such Subsidiary’s initial knowledge of the events or circumstances that the Company or Subsidiary believes constitute Cause and the Participant fails to cure such event or circumstance within 30 days after receipt from the Company or Subsidiary of such notice. For purposes of this definition, no act, or failure to act, on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company.

(f)“Change in Capitalization” means (i) the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split, reverse stock split, combination or exchange of shares, change in corporate structure or any similar corporate event or transaction or (ii) an extraordinary dividend or distribution of cash or property, including the spin-off of the stock of a Subsidiary.

(g)“Change in Control” means, in a single transaction or series of related transactions, the occurrence of any of the following events: (i) a majority of the outstanding voting power represented by the then outstanding common stock or other equity securities of the Company shall have been acquired or otherwise become beneficially owned, directly or indirectly, by any Person or Persons acting as a “group” within the meaning of the Exchange Act (other than any member of the Existing Owner Group), other than by reason of any underwritten public offering of the common stock of the Company, (ii) the sale, transfer, assignment or other disposition (including by merger, share purchase, recapitalization, redemption, reorganization, consolidation or otherwise, but excluding an underwritten public offering of the common stock of the Company) by stockholders of the Company of more than fifty percent (50%) of the voting power represented by the then outstanding common stock or other equity securities of the Company, or (iii) the sale of all or substantially all the assets of the Company and its Subsidiaries on a consolidated basis, in each case to one or more Persons (other than to any Person who is a member of the Existing Owner Group). Notwithstanding the foregoing, a transaction will not constitute a “Change in Control” if, following the transaction, the Company will be beneficially owned directly or indirectly in substantially the same proportions (excluding beneficial ownership of the Company by any of the GSCP Parties or the P2 Parties by reason of their respective portfolio companies’ beneficial ownership of the Company) by the Persons who held the Company’s securities immediately before such transaction or any of their affiliates.

(h)“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(i)“Committee” means a committee of at least two members of the Board as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board.

(j)“Common Stock” means the common stock, par value $0.01 per share, of the Company and any stock into which such common stock may be converted or into which it may be exchanged.

(k)“Company” means Interline Brands, Inc., a Delaware corporation and any successor thereto.

(l)“Corporate Transaction” means (a) a merger, consolidation, reorganization, recapitalization or other similar change in the Company’s capital stock or (b) a liquidation or dissolution of the Company. For the avoidance of doubt, a Corporate Transaction may be a transaction that is also a Change in Control.

(m)“Date of Grant” means the date on which the granting of an Option is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Option Agreement.

(n)“Director” means a member of the Board.

(o)“Disability” means, unless in the case of a particular Option, the applicable Option Agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate, or in the absence of such an employment, consulting or other agreement, a condition entitling a person to receive benefits under the long-term disability plan of the Company or an Affiliate, as may be applicable to the Participant in question, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced, as determined by the Committee based upon medical evidence acceptable to it.

(p)“Effective Date” means September 7, 2012.

(q)“Eligible Person” means any Employee or Director.

(r)“Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or any Subsidiary, or between the Company and any Subsidiaries.

(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)“Existing Owner Group” means (i) the GSCP Parties and (ii) the P2 Parties.

(u)“Fair Market Value”, on a given date, means (i) if the Common Stock is listed on a national securities exchange, the closing sale price reported as having occurred on the primary exchange upon which the Common Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the final ask price reported on such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Board in good faith to be the fair market value.

(v)“Good Reason” shall mean, (i) if a Participant is a party to an employment agreement or a severance agreement with the Company or one of its Subsidiaries, the occurrence of any circumstances defined as “Good Reason” in such employment or severance agreement, or (ii) if such Participant is not a party to an employment agreement or severance agreement with the Company or one of its Subsidiaries, without the Participant’s written consent, (A) a material decrease in the Participant’s base salary, (B) the relocation of the Participant’s principal place of employment that would increase the Participant’s one-way commute by more than fifty (50) miles or the Participant’s commute immediately prior to the date of such change of location, whichever is greater, or (C) a material and adverse change in the Participant’s duties, authority or responsibilities. In the event the Participant believes Good Reason to exist, then the Participant must provide the Company with written notice no later than thirty (30) days after the Participant’s initial knowledge of the occurrence of the event or condition the Participant claims constitutes Good Reason specifying the basis for the Participant’s belief that Good Reason exists, and must provide the Company with thirty (30) days to cure and must terminate his or her employment within thirty (30) days after the end of such thirty (30) day cure period if the Company has not cured such event or condition.

(w)“GSCP Parties” means GS Capital Partners VI Fund, L.P., a Delaware limited partnership, GS Capital Partners VI Offshore Fund, L.P., a Cayman Islands exempted limited partnership, GS Capital Partners VI GmbH & Co. KG, a limited partnership formed under the laws of the Federal Republic of Germany, GS Capital Partners VI Parallel, L.P., a Delaware limited partnership, MBD 2011 Holdings, L.P., a Cayman Islands exempted limited partnership, Bridge Street 2012 Holdings, L.P. a Cayman Islands exempted limited partnership and any Affiliates of the foregoing.

(x)“Option” means an option granted by the Committee to a Participant under the Plan.

(y)“Option Period” means the period described in Section 7(c).

(z)“Option Price” means the per share exercise price for an Option as described in Section 7(a).

(aa)“P2 Parties” means P2 Capital Master Fund I, L.P., a Cayman Islands exempted limited partnership, P2 Capital Master Fund VII, L.P. and any Affiliates of the foregoing.

(ab)“Parent” means any parent of the Company as defined in Section 424(e) of the Code.

(ac)“Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Option pursuant to Section 6.

(ad)“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) of the Exchange Act.

(ae)“Plan” means this Amended and Restated Interline Brands, Inc. 2012 Stock Option Plan, as amended from time to time.

(af)“Restricted Stock” means an Award of shares of Common Stock that are subject to restrictions granted pursuant to Section 8(a) hereof.

(ag)“Restricted Stock Units” means an Award granted pursuant to Section 8(b) hereof.

(ah)“Restrictive Agreement” shall mean any agreement between the Company or a Subsidiary and a Participant that contains non-competition, non-solicitation or confidentiality restrictions on such Participant.

(ai)“Securities Act” means the Securities Act of 1933, as amended.

(aj)“Stockholders Agreement” means the Stockholders Agreement, dated as of September 7, 2012, by and among the Company, the GSCP Parties, the P2 Parties, and the Persons listed as management holders on the signature pages thereto, as amended from time to time.

(ak)“Subsidiary” means any subsidiary of the Company as defined in Section 424(f) of the Code.

(al)“Termination”, “Terminated” or “Terminates” shall mean (a) with respect to a Participant who is an Employee, the date such Participant ceases to be employed by the Company and its Subsidiaries or (b) with respect to a Participant who is a Director, the date such Participant ceases to be a Director, in each case, for any reason whatsoever (including by reason of death, Disability or adjudicated incompetency). Unless otherwise set forth in an Option Agreement, (a) if a Participant is both an Employee and a Director and terminates as an Employee but remains as a Director, the Participant will be deemed to have continued in employment without interruption and shall be deemed to have Terminated upon ceasing to be a Director and (b) if a Participant who is an Employee or a Director ceases to provide services in such capacity and becomes a consultant, the Participant will be deemed to have been Terminated upon the cessation of such services as an Employee or Director, as applicable.

3.	Effective Date

The Plan is effective as of the Effective Date.

4.	Administration

(a)    The Committee shall administer the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. Notwithstanding the foregoing, the Board may, in its discretion, reserve to itself or exercise any or all of the authority and responsibility of the Committee hereunder. To the extent the Board has reserved to itself or exercises the authority and responsibility of the Committee, the Board shall be deemed to be the Committee for purposes of the Plan.

(b)    Subject to the provisions of the Plan and applicable law, the Committee shall have the power, and in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iii) determine the terms and conditions of any Award, including the exercise price per share of Common Stock subject to an Option, the vesting schedule and duration of each Award and make any amendment or modification to any Award Agreement consistent with the terms of the Plan and any Award Agreement; (iv) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (v) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vi) determine the duration and purposes for leaves of absence which may be granted to a Participant on an individual basis without constituting a Termination for purposes of the Plan, (vii) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations, (ix) appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall, consistent with the Plan and any Option Agreement granted pursuant to the Plan, be final, conclusive and binding upon all parties, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Option, and any shareholder.

(d)     The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Persons who receive, or are eligible to receive, Awards (whether or not such Persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the Eligible Persons to receive Awards under the Plan and the terms and provision of Awards under the Plan. All decisions and determinations by the Committee in the exercise of the above powers shall be final, binding and conclusive upon the Company, its Subsidiaries, the Participants and all other persons having any interest therein.

(e)    The Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law.

5.	Shares Subject to the Plan

The Committee may, from time to time, grant Options to one or more Eligible Persons; provided, however, that:

(a)    Subject to Section 10 and the other provisions of this Section 5, the total aggregate number of shares of Common Stock in respect of which Options may be granted under the Plan is [].

(b)    If and to the extent an Award under the Plan expires, terminates or is canceled for any reason whatsoever without the Participant having received any benefit therefrom, or any such Option is settled in cash, the shares of Common Stock covered by such Award shall again become available for future Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following shares of Common Stock shall not be added back to the shares of Common Stock authorized under Section 5(a): (i) shares of Common Stock tendered by the

Participant or withheld by the Company in payment of the Option Price and (ii) shares of Common Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award.

(c)    Common Stock delivered by the Company in settlement of Awards may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company, or a combination of the foregoing.

6.	Eligibility

Participation shall be limited to Eligible Persons selected by the Committee (or a person designated by the Committee) who have entered into an Award Agreement.

7.	Options

The Committee is authorized to grant one or more Options to any Eligible Person. Each Option so granted shall be subject to the conditions set forth under this Section 7, and to such other conditions as may be reflected in the applicable Award Agreement.

(a)    Option Price. The Option Price per share of Common Stock for each Option shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant.

(b)    Manner of Exercise and Form of Payment. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee in the form required by the Committee accompanied by payment of the Option Price and otherwise in accordance with the Award Agreement pursuant to which the Option was granted; provided, that, the Company may require that a Participant provide notice of intent to exercise an Option prior to such exercise. The Option Price for any Common Stock purchased pursuant to the exercise of an Option shall be paid in any or any combination of the following forms: (a) cash or its equivalent (e.g., a check) or (b) if permitted by the Committee, the transfer, either actually or by attestation, to the Company of Common Stock that has been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee or (c) in the form of other property as determined by the Committee. Any Common Stock transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the last business day preceding the date of exercise of such Option. In addition, the Committee may provide for the payment of the Option Price through Common Stock withholding as a result of which the number of shares of Common Stock issued upon exercise of an Option would be reduced by a number of shares of Common Stock having a Fair Market Value equal to the Option Price. If requested by the Committee, the Participant shall deliver the Option Agreement evidencing the Option to the Company, which shall endorse thereon a notation of such exercise and return such Option Agreement to the Participant.

(c)    Vesting, Option Period and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee; provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

(d)    Rights of Participants. No Participant shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any Option unless and until (i) the Option shall have been exercised in accordance with the terms of this Agreement and the Participant shall have paid the full Option Price for the number of shares of Common Stock in respect of which the Option was exercised and any withholding taxes due, (ii) the Participant shall have delivered to the Company a fully executed Stockholders Agreement, (iii) the Company shall have issued the shares of Common Stock to the Participant and (iv) the Participant’s name shall have been entered as a holder of record on the books of the Company. Upon the occurrence of all of the foregoing events, the Participant shall have full ownership rights with respect to such shares of Common Stock, subject to the provisions of the Stockholders Agreement.

(e)    Award Agreement - Other Terms and Conditions. Each Option granted under the Plan shall be evidenced by an Award Agreement. Except as specifically provided otherwise in such Option Agreement, each Option granted under the Plan shall be subject to the following terms and conditions:

(i)Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii)Each share of Common Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Common Stock, when the Participant purchases the share or when the Option expires.

(iii)Each Option shall vest and become exercisable by the Participant in accordance with the vesting schedule established by the Committee and set forth in the Award Agreement.

(iv)At the time of any exercise of an Option, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the shares of Common Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof and any other representation deemed necessary by the Committee to ensure compliance with all applicable federal and state securities laws. Upon such a request by the Committee, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any shares. In the event certificates for Common Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

8.	Restricted Stock and Restricted Stock Units

(a)    Restricted Stock. The Committee is authorized to grant Restricted Stock to any Eligible Person. Restricted Stock so granted shall be subject to the conditions set forth under this Section 8(a), and to such other conditions as may be reflected in the applicable Award Agreement.

(i)Vesting. The Committee shall determine and set forth in the applicable Award Agreement the time or times at which Restricted Stock shall vest and any performance conditions to which such Restricted Stock may be subject.
(i)    Termination of Employment. Except as otherwise provided in the Award Agreement, Restricted Stock that is not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.
(ii)    Distribution Rights. The Participant shall be entitled to receive distributions, if any, with respect to the Participant’s Restricted Stock pursuant to the terms and conditions of the Award Agreement and the Stockholders Agreement. At the time an Award of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Restricted Stock by the Company shall be (a) deferred until the lapsing of the restrictions imposed upon such

Restricted Stock and (b) held by the Company for the account of the Participant until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in shares of Restricted Stock (which shall be held as additional shares of Restricted Stock) or held in cash. Unless otherwise set forth in an Award Agreement, payment of deferred dividends in respect of Restricted Stock (whether held in cash or as additional shares of Restricted Stock) shall be made upon the lapsing of restrictions imposed on the shares of Restricted Stock in respect of which the deferred dividends were paid, and any dividends deferred in respect of any shares of Restricted Stock shall be forfeited upon the forfeiture of such shares of Restricted Stock.
(iii)    Issuance of Shares. Any Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of certificates which shall be held by the Company. Any such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. No Restricted Stock shall be issued to a Participant until the Participant has executed an Award Agreement and the Stockholders Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.
(b)    Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to any Eligible Person. Each Restricted Stock Unit shall represent the right of the Participant to receive a payment upon vesting of the Restricted Stock Unit or on any later date specified by the Committee equal to the Fair Market Value of a share of Common Stock as of the date the Restricted Stock Unit was granted, the vesting date or such other date as determined by the Committee at the time the Restricted Stock Unit was granted. Restricted Stock Units so granted shall be subject to the conditions set forth under this Section 8(b), and to such other conditions as may be reflected in the applicable Award Agreement.
(i)    Vesting. The Board shall determine and set forth in the applicable Award Agreement the time or times at which Restricted Stock Units shall vest and any performance conditions to which such Restricted Stock Units may be subject.
(ii)    Termination of Employment. Except as otherwise provided in the Award Agreement, Restricted Stock Units that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.
(iii)    Distribution Rights. At the discretion of the Committee, each Restricted Stock Unit may be credited with cash dividends paid by the Company in respect of a share of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be held by the Company for the Participant’s account. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and to the Participant upon settlement of such Restricted Share Unit and, if such Restricted Share Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.
(iv)    Settlement of Restricted Stock Units. Restricted Share Units may be settled in shares of Common Stock or, in the discretion of the Committee, cash, or a combination of the foregoing. If shares of Common Stock are to be issued in settlement of a Restricted Share Unit, unless otherwise determined by the Committee, the prospective recipient of the Shares will not have any rights with respect to such shares of Common Stock, unless and until such recipient has executed the Stockholders Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.

9.	General

(a)    Government and Other Regulations. The obligation of the Company to settle Awards in Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common

Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission and any applicable state or foreign law or unless the Company has determined that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act or any other applicable state or foreign law any of the shares of Common Stock to be offered or sold under the Plan. If the shares of Common Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act or any other applicable state or foreign law, the Company may restrict the transfer of such shares and may legend the Common Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

(b)	Tax Withholding.

(i)    A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any shares of Common Stock or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock or other property) of any required tax withholding and payroll taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(ii)    Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability) by (A) the delivery of shares of Common Stock owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.

(c)    Claim to Awards and Employment Rights. No Employee or other Person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate.

(d)    Designation and Change of Beneficiary. Each Participant shall file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to exercise any rights of a Participant with respect to an Award, if any, following the Participant’s death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(e)    Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any right exercisable by such person (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be exercised by his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper representative to act on behalf of such person. Any such exercise of rights shall be a complete discharge of the liability of the Committee and the Company therefor.

(f)    No Liability of Committee Members. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder..

(g)    Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware.

(h)    Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(i)    Nontransferability. Each Option shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. Except as set forth in this Section 9(i), no Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance; provided, however, that (i) any transferred Award will be subject to all of the same terms and conditions as provided in the Plan and the applicable Award Agreement; and (ii) the Participant’s estate or beneficiary appointed in accordance with this Section 9(i) will remain liable for any withholding tax that may be imposed by any federal, state or local tax authority.

(j)    Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or upon any other information furnished in connection with the Plan by any person or persons other than himself.

(k)    Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(l)    Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

(m)    Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

(n)    Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(o)    Severability. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(p)    International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(q)    Section 409A of the Code. To the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (i) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (ii) take such other actions as the Committee determines necessary or appropriate to avoid or limit the imposition of an additional tax under Section 409A of the Code. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award Agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. The Participant shall be solely responsible for, and nothing herein shall obligate the Company to pay for or on behalf of any Participant, any taxes imposed on such Participant under Section 409A of the Code in respect of any Award granted under the Plan.

(r)    Cancellation of Options; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Subsidiary or after termination of such employment or service, violates the terms of any Restrictive Agreement (as determined under the terms and conditions thereof) or engages in fraudulent conduct contributing to any financial restatements. The Committee may provide in the applicable Award Agreement that if within the time period specified in the Option Agreement the Participant engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

10.	Adjustment upon Changes in Capitalization.

(a)    In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of shares of Common Stock or other stock or securities with respect to which Awards may be granted under the Plan and (ii) the number and class of shares of Common Stock or other stock or securities, cash or other property which are subject to outstanding Awards granted under the Plan and, if applicable, the exercise price therefore.
(b)    Any such adjustment in the shares of Common Stock or other securities with respect to any Award that is not subject to Section 409A of the Code shall be made in a manner that would not subject the Award to Section 409A of the Code and, with respect to any Award that is subject to Section 409A of the Code, shall be made in a manner that complies with Section 409A of the Code and all regulations and other guidance issued thereunder.
(c)    If, by reason of a Change in Capitalization, pursuant to an Award, a Participant shall be entitled to, or shall be entitled to exercise an Award with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall (to the extent reasonably practicable, and taking into account whether such new, additional or different shares of stock or securities of the Company or any other corporation are publicly traded) thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award, prior to such Change in Capitalization.

11.	Effect of Certain Transactions.

(a)    Except as otherwise provided in the applicable Award Agreement, in connection with a Corporate Transaction, either:

(i)    outstanding Awards shall, unless otherwise provided in connection with the Corporate Transaction, continue following the Corporate Transaction and shall be adjusted if and as provided for in the agreement or plan (in the case of a liquidation or dissolution) entered into or adopted in connection with the Corporate Transaction (the “Transaction Agreement”), which may include, in the sole discretion of the Committee or the parties to the Corporate Transaction, the assumption or continuation of such Awards by, or the substitution for such Awards of new awards of, the surviving, successor or resulting entity, or a parent or subsidiary thereof, with such adjustments as to the number and kind of shares or other securities or property subject to such new awards, exercise prices and other terms of such new awards as the Committee or the parties to the Corporate Transaction shall agree, or

(ii)    outstanding Awards shall terminate upon the consummation of the Corporate Transaction; provided, however, that (A) vested Options (including those Options that would become vested upon the consummation of the Corporate Transaction) shall not be terminated without: (1) providing the holders of affected Options a period of at least fifteen (15) calendar days prior to the date of the consummation of the Corporate Transaction to exercise the Options or (2) providing the holders of affected Options payment (in cash or other consideration upon or immediately following the consummation of the Corporate Transaction, or, to the extent permitted by Section 409A of the Code, on a deferred basis) in respect of each share of Common Stock covered by the Option being cancelled an amount equal to the excess, if any, of the per share price to be paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in good faith) over the Option Price of the Option or (B) vested Awards other than Options (including those Awards that would become vested upon the consummation of the Corporation Transaction) shall not be terminated without providing the holders of affected Awards payment (in cash or other consideration) in respect of each share of Common Stock subject to the Award the applicable amount per share of Common Stock to be paid or distributed to holders of Common Stock in the Corporate Transaction (with the value of any non-cash consideration to be determined by the Committee) in good faith, .

(iii)    For the avoidance of doubt, if the amount determined pursuant to clause (a)(ii)(A)(2) above is zero or less, the affected Option may be cancelled without any payment therefor.

(b)    Without limiting the generality of the foregoing or being construed as requiring any such action, in connection with any such Corporate Transaction the Committee may, in its sole and absolute discretion, cause any of the following actions to be taken effective upon or at any time prior to any Corporate Transaction (and any such action may be made contingent upon the occurrence of the Corporate Transaction):
(i)    cause any or all unvested Awards to become fully vested and immediately exercisable (as applicable) and/or provide the holders of Options a reasonable period of time prior to the date of the consummation of the Corporate Transaction to exercise the Options;
(ii)    (A) with respect to unvested Options that are terminated in connection with the Corporate Transaction, provide to the holders thereof a payment (in cash and/or other consideration) in respect of each Share covered by the Option being terminated in an amount equal to all or a portion of the excess, if any, of the per share price to be paid or distributed to holders of Common Stock in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in good faith) over the exercise price of the Option, which may be paid upon the consummation of the Corporate Transaction and (B) (with respect to unvested Awards (other than Options) that are terminated in connection with the Corporate Transaction, provide to the holders thereof a payment (in cash and/or other consideration) in respect of each share of Common Stock subject to the Award being terminated in an amount equal to the per share price to be paid or distributed to holders of Common Stock in the Corporate Transaction (the value of any non-cash consideration to he determined by the Committee in good faith), which may be paid upon the consummation of the Corporation Transaction.
(c)    Notwithstanding anything to the contrary, the Committee may, in its sole discretion, provide in the Transaction Agreement or otherwise for different treatment for different Awards or Awards held by different

Participants and, where alternative treatment is available for a Participant’s Awards, may allow the Participant to choose which treatment shall apply to such Participant’s Awards.
(d)    Any action permitted under this Section 11 may be taken without the need for the consent of any Participant. To the extent a Corporate Transaction also constitutes a Change in Capitalization and action is taken pursuant to this Section 11 with respect to an outstanding Option, such action shall conclusively determine the treatment of such Option in connection with such Corporate Transaction notwithstanding any provision of the Plan to the contrary (including Section 10).
(e)    To the extent the Committee chooses to make payments to affected Participants pursuant to Section 11(a) or Section 11(b), any Participant who has not returned any letter of transmittal or similar acknowledgment delivered to the Participant that the Committee requires be signed in connection with such payment within the time period established by the Committee for returning any such letter or similar acknowledgement shall forfeit his or her right to any payment and his or her associated Awards may be cancelled without any payment therefor.

12.	Nonexclusivity of the Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

13.	Amendments and Termination

(a)    Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the prior written consent of the affected Participant, holder or beneficiary. The termination date of the Plan, following which no Awards may be granted hereunder, is the tenth anniversary of the Effective Date; provided, that such termination shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

(b)    Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the prior written consent of the affected Participant, holder or beneficiary.

ANNEX A
(Provisions Applicable to Options Granted in California)
To the extent not in accordance with the foregoing plan, the following shall govern all Options and other Awards granted and securities sold to residents of California:
1.    Options shall be exercisable for not more than 120 months from the date the Option is granted.
2.    Awards granted pursuant to the plan shall not be transferred other than by will, by the laws of descent and distribution, to a revocable trust, or as permitted by Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701).
3.    The number of securities purchasable pursuant to any Award and the exercise price thereof shall be proportionately adjusted in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the issuer’s equity securities without the receipt of consideration by the issuer, of or on the issuer’s class or series of securities underlying the Option.
4.    Unless the Participant’s employment is terminated for cause as defined by applicable law, the right to exercise the Option in the event of termination of employment, to the extent that the Participant is entitled to exercise on the date employment terminates, shall continue until the earlier of (1) the Option expiration date, (2) at least 6 months from the date of termination if termination was caused by death or disability, or (3) at least 30 days from the date of termination if termination was caused other than by reason of death or disability.
5.    The Plan must be approved by a majority of the outstanding securities entitled to vote by the later of (1) within twelve (12) months before or after the date the Plan is adopted, or (2) prior to or within twelve (12) months of the granting of any option under the Plan in California.
6.    No Award may be granted more than 10 years from the date the Plan is adopted or the date the Plan is approved by the issuer’s security holders, whichever is earlier.